EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 registering 330,000 shares of Obie Media Corporation common stock of our report dated January 22, 1997, except for Note 6, as to which the date is February 12, 1997, on our audit of the consolidated financial statements of Obie Media Corporation for the year ended November 30, 1996, which report is included in the Annual Report on Form 10-KSB of Obie Media Corporation for the year ended November 30, 1997.



/s/ Coopers & Lybrand L.L.P.


Portland, Oregon
March 16, 1998























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